SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2005

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-15775	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

339 South Cheryl Lane,

City of Industry, California 91789

(Address of principal executive offices)

(909) 869-1688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On May 17, 2005, we entered into a Subscription Agreement for the private placement sale to four equity funds of units consisting of shares of our Series B Convertible Preferred Stock and warrants to purchase shares of our common stock for aggregate gross proceeds of $1.5 million. The placement closed on May 20, 2005.

Pursuant to the Subscription Agreement, we collectively issued to the investors 15,000 shares of Series B Convertible Preferred Stock at a price of $100.00 per share. The Series B Convertible Preferred Stock is convertible into shares of our common stock at $2.80 per share We also granted to the investors warrants to purchase 267,857 shares of our common stock over a three year period at an exercise price of $3.50 per share.

Neither the exercise price of the warrants nor conversion price of the Series B Convertible Preferred Stock are subject to adjustment, except for standard anti-dilution relating to stock splits, combinations and the like.

In connection with the sale of the securities described above, we entered into a Registration Rights Agreement with the investors. The Registration Rights Agreement requires us to file a selling shareholder registration statement with the SEC for purposes of registering the resale of the investors’ common shares issuable upon conversion of the Series B Convertible Preferred Stock and exercise of the warrants.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, the Registration Rights Agreement and the form of Warrant, which are filed as exhibits to this report and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. In connection with the transaction described in Item 1.01, we are obligated to pay to a finder’s fee in cash equal to 3% of the total purchase price of the offering, or $45,000.00. We plan to use the net proceeds from the transaction for general corporate purposes.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.02 Departure of Directors or Principal Officers

Effective May 20, 2005, Richard J. Bartol voluntarily resigned his position as a director of the company and a member of the company’s audit committee.

Item 9.01 Financial Statements and Exhibits

(c) The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
10.1	Subscription Agreement	Incorporated by reference to Exhibit 10.1 of Form 10-QSB, filed on May 23, 2005

10.2	Registration Rights Agreement	Incorporated by reference to Exhibit 10.2 of Form 10-QSB, filed on May 23, 2005

10.3	Form of Warrant	Incorporated by reference to Exhibit 10.3 of Form 10-QSB, filed on May 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 26, 2005	GLOBAL EPOINT, INC.

/s/ Toresa Lou
Toresa Lou,
Chief Executive Officer